Exhibit 10.8

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 26, 2021, is entered into by and between Eastman Kodak Company, a New Jersey corporation (the “Company”), Kennedy Lewis Capital Partners Master Fund LP, a Delaware limited partnership (“Fund I”), and Kennedy Lewis Capital Partners Master Fund II LP (“Fund II, and together with Fund I, each a “Buyer” and collectively, the “Buyers”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is entering into that certain Credit Agreement, by and among the Company, the lenders party thereto and Alter Domus (US) LLC, as Administrative Agent (as defined therein) (the “Credit Agreement”);

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, and the rules and regulations promulgated by the United States Securities and Exchange Commission thereunder (the “Securities Act”);

WHEREAS, the Company wishes to issue and sell to the Buyers, and the Buyers wish to purchase from the Company, an aggregate of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) on the terms and conditions stated in this Agreement;

WHEREAS, the Company has authorized the issuance of one or more convertible promissory notes, in the aggregate original principal amount of $25.0 million, substantially in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Notes; and

WHEREAS, the Company and the Buyers will execute and deliver, among other things, a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), in connection with the purchase and sale of the Purchased Shares (as defined below) and the Purchased Notes (as defined below).

WHEREAS, this Agreement, the Notes, the Registration Rights Agreement and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF PURCHASED SHARES.

(a) Purchase and Sale of the Common Stock. On the terms and subject to the conditions herein, at the Closing (as defined below), the Company shall issue and sell to the Buyers, and the Buyers agree to purchase from the Company, 1,000,000 shares of Common Stock, free and clear of any liens and other encumbrances (other than restrictions arising under applicable securities laws), which shall be allocated among the Buyers as set forth on Schedule I. The shares of Common Stock to be issued and sold by the Company to the Buyers pursuant to this Agreement are referred to as the “Purchased Shares.”

(b) Purchase Price. Each Buyer shall pay $10.00 in cash for each Purchased Share to be purchased by each Buyer at the Closing (the “Shares Purchase Price”), for an aggregate Purchase Price of $10,000,000 (the “Shares Aggregate Purchase Price”), with each Buyer being obligated to pay the portion of the Shares Aggregate Purchase Price set forth opposite its name on Schedule I.

2. PURCHASE AND SALE OF THE PURCHASED NOTES.

(a) Purchase and Sale of the Notes. On the terms and subject to the conditions herein, at the Closing, the Company shall issue and sell to the Buyers, and the Buyers agree to purchase from the Company, the Notes, free and clear of any liens and other encumbrances (other than restrictions arising under applicable securities laws) which shall be allocated among the Buyers as set forth on Schedule I. The Notes to be issued and sold by the Company to the Buyers pursuant to this Agreement are referred to as the “Purchased Notes.”

(b) Purchase Price. Each Buyer shall pay $25,000,000 in cash for the Purchased Notes to be purchased by each Buyer at the Closing (the “Notes Purchase Price”), for an aggregate Purchase Price of $25,000,000 (the “Notes Aggregate Purchase Price”), with each Buyer being obligated to pay the portion of the Notes Aggregate Purchase Price set forth opposite its name on Schedule I.

3. CLOSING.

(a) Closing Date. The closing (the “Closing”) of the purchase and sale of the Purchased Shares and the Purchased Notes shall occur simultaneously with the execution and delivery of this Agreement, remotely by electronic exchange of Closing documentation. The date on which the Closing occurs is referred to as the “Closing Date.”

(b) Closing. At the Closing, (i) each Buyer shall (A) pay its respective portion of the Shares Aggregate Purchase Price to the Company for the Purchased Shares, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions or as otherwise agreed to by the parties, (B) pay its respective portion of the Notes Aggregate Purchase Price to the Company for the Purchased Notes, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions or as otherwise agreed to by the parties, and (C) deliver to the Company a duly executed copy of the Registration Rights Agreement and (ii) the Company shall (A) issue to each Buyer in book-entry form the Purchased Shares in the amounts set forth on Schedule I, (B) issue to each Buyer an electronic copy of the physical Purchased Notes in the amounts set forth on Schedule I, and (C) deliver to each Buyer a duly executed copy of the Registration Rights Agreement. Within three (3) Business Days (as defined below) of the Closing, the Company shall issue to each Buyer in physical form the Purchased Notes. For the purposes of this Section 3(b), “Business Days” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

4. BUYERS’ REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants, severally and not jointly, to the Company that as of the date hereof:

(a) Organization and Qualification. Such Buyer is duly organized and validly existing and in good standing under the laws of the Cayman Islands and has the requisite power and authorization to carry on its business as now being conducted in all material respects.

(b) Authorization; Validity; Enforcement. Such Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement by each Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by such Buyer. This Agreement has been, and, when executed, the Registration Rights Agreement will be, duly and validly executed and delivered on behalf of each Buyer and constitutes the legal, valid and binding obligations of each Buyer enforceable against each Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, regardless of whether considered in a proceeding in equity or at law.

(c) No Conflicts. The execution, delivery and performance by each Buyer of this Agreement and the Registration Rights Agreement and the consummation by each Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of each Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which each Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to each Buyer or by which any property or asset of each Buyer is bound or affected, other than, in the case of clause (ii) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, or materially impair the Buyers’ ability to consummate any of the transactions contemplated hereby.

(d) Consents. Each Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement.

(e) Purchase for Investment. Each Buyer acknowledges that as of the Closing Date the Purchased Shares, the Purchased Notes and the Conversion Shares (as defined below) will not have been registered under the Securities Act or under any state or other applicable securities laws. Each Buyer acknowledges that it (i) is acquiring the Purchased Shares, the Purchased Notes and the Conversion Shares pursuant to an exemption from registration under the Securities Act solely for investment and for each Buyer’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Purchased Shares, the Purchased

Notes and the Conversion Shares to any Person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Purchased Shares, the Purchased Notes and the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Purchased Shares, the Purchased Notes and the Conversion Shares, understands the limitations on transfer and the restrictions on sales of such Purchased Shares, the Purchased Notes and the Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment, (iv) (A) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Purchased Shares, the Purchased Notes and the Conversion Shares and of making an informed investment decision, (B) has conducted an independent review and analysis of the business and affairs of the Company and its subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Purchased Shares, the Purchased Notes and the Conversion Shares, (C) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the transactions contemplated by this Agreement, and (v) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(f) Access to Information. Each Buyer has relied solely on its own independent investigation in evaluating the Company and the value of the Purchased Shares and the Purchased Notes in determining to proceed with the transactions under this Agreement (the “Transactions”) and has not relied on any assertions made by the Company or its Affiliates or any person acting on their behalf other than the representations and warranties of the Company expressly set forth herein. Each Buyer has undertaken such independent investigation of the Company as each Buyer in its judgment believes is appropriate to make an informed decision in connection with the Transactions. Each Buyer understands the disadvantage to which it is subject on account of the disparity of information as between the Company and the Buyers with respect to the business and financial performance of the Company. Each Buyer has access to all information that it believes to be necessary, sufficient or appropriate in connection with the Transactions. Each Buyer has undertaken such independent investigation of the Company as in its judgment is appropriate to make an informed decision with respect to the Transactions, and has made its own decision to consummate the Transactions based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it has deemed necessary and without reliance on any express or implied representation or warranty of the Company (except as expressly set forth herein). Each Buyer understands that the Company has and may come into possession of material non-public information with respect to the Company not known to each Buyer, including, without limitation, information with respect to the Company’s financial performance for the year ended December 31, 2020. Each Buyer acknowledges that any such material non-public information not known to it may impact the value of the Company and the Purchased Shares and the Purchased Notes or may otherwise be material to such the Buyers’ decision to enter into this Agreement and to consummate the Transactions. Each Buyer acknowledges that it is entering into this Agreement knowingly and voluntarily, without access to or the benefit of such information. Each Buyer hereby waives any right to rescind or invalidate the issuance of the Purchased Shares and the Purchased Notes to the Buyers or to seek any damages or remuneration from the Company based on the Company’s possession of any information regarding the Company or the lack of possession of any information regarding the Company by the Buyers. The foregoing does not limit or modify the representations and warranties of the Company in Section 5 hereof or the right of the Buyers to rely thereon.

(g) Private Placement Consideration. Each Buyer understands and acknowledges that: (i) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities laws of all applicable states and for other purposes, (ii) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Purchased Shares and the Purchased Notes or any recommendation or endorsement thereof, and (iii) the Purchased Shares and the Purchased Notes are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities laws such Purchased Shares and the Purchased Notes may be resold without registration under the Securities Act only in certain limited circumstances.

(h) Ownership of Company Securities. Prior to the Closing, each Buyer does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any shares of Common Stock.

(i) Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each Buyer.

(j) No Other Company Representations or Warranties. Each Buyer acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Section 5, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects in connection with this Agreement (but specifically excluding the Credit Agreement), and each Buyer, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, each Buyer acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty hereunder with respect to, and each Buyer, on behalf of itself and its Affiliates, hereby disclaims reliance upon (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its subsidiaries or their respective business, or (ii) without limiting the representations and warranties made by the Company in Section 5 (or under the Credit Agreement), any information presented to each Buyer or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Section 5 (and the representations and warranties of the Company under the Credit Agreement), neither the Company nor any of its subsidiaries shall have any liability to each Buyer or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its subsidiaries to each Buyer or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer as of the date hereof:

(a) Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the State of New Jersey and has the requisite power and authority to carry on its business as now being conducted in all material respects.

(b) Capitalization. Immediately prior to the Capitalization Date (as defined below), the authorized capital of the Company consists of 500,000,000 shares of Common Stock and 60,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). As of the close of business on February 22, 2021 (the “Capitalization Date”), there were 77,364,845 shares of Common Stock issued and outstanding, 2,000,000 shares of Preferred Stock designated as 5.5% Series A Convertible Preferred Stock issued and outstanding, and 711,791 shares of Common Stock held by the Company as treasury shares. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Preferred Stock have been issued other than (i) Common Stock issued in respect of the exercise of the Company’s stock options or grant or payment of Company stock awards in the ordinary course of business, (ii) the Common Stock issued pursuant to this Agreement, (iii) 1,000,000 shares of Preferred Stock designated as 4.0% Series B Convertible Preferred Stock, and (iv) 750,000 shares (which shall be increased to 1,000,000 shares after the satisfaction of certain conditions and further increased by the number of such shares issued from time to time as dividends payable in kind pursuant to the terms of such shares) of Preferred Stock designated as 5.0% Series C Convertible Preferred Stock.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Purchased Shares, the Purchased Notes and the Conversion Shares in accordance with the terms of this Agreement and the Purchased Notes. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares, the Purchased Notes and the Conversion Shares (when issued pursuant to the terms of the Purchased Notes) have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization is required by the Board, the Company or its shareholders. This Agreement has been, and, when executed, the Registration Rights Agreement, the Purchased Notes and the other Transaction Documents will be, duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, regardless of whether considered in a proceeding in equity or at law.

(d) Issuance of Purchased Shares. The issuance of the Purchased Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be (i) validly issued, (ii) free from all preemptive or similar rights, liens and other encumbrances with respect to the issue thereof (other than restrictions arising under applicable securities laws) and (iii) fully paid and nonassessable, with the holder being entitled to all rights accorded to a holder of Common Stock. Assuming in part the accuracy of each of the representations and warranties of the Buyers set forth in Section 4 of this Agreement, the offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act.

(e) Issuance of Purchased Notes. The issuance of the Purchased Notes is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be (i) validly issued, (ii) free from all preemptive or similar rights, liens and other encumbrances with respect to the issue thereof (other than restrictions arising under applicable securities laws) and (iii) valid and binding obligations of the Company, with the holder being entitled to all rights accorded to a holder of the Purchased Notes. Assuming in part the accuracy of each of the representations and warranties of the Buyers set forth in Section 4 of this Agreement, the offer and issuance by the Company of the Purchased Notes is exempt from registration under the Securities Act.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Purchased Shares, the Purchased Notes and the Conversion Shares (when issued pursuant to the terms of the Purchased Notes)) will not (i) result in a violation of the Company’s Certificate of Incorporation or the Company’s Bylaws, or (ii) conflict with, or constitute a default in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties of the Buyers under this Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, other than, in the case of clause (ii) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated hereby.

(g) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission of a Form D and one or more registration statements in accordance with the requirements of the Registration Rights Agreement, other filings as may be required by state securities agencies and the listing of the Purchased Shares and the Conversion Shares on the New York Stock Exchange), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, except (i) such as have been obtained or made and are in full force and effect and (ii) immaterial consents, approvals, registrations or filings.

(h) No General Solicitation. Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchased Shares, the Purchased Notes or the Conversion Shares.

(i) No Integrated Offering. None of the Company nor its subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Purchased Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Purchased Shares, the Purchased Notes or the Conversion Shares to require the approval of the shareholders of the Company for purposes of any applicable shareholder approval provisions, including under the rules and regulations of the New York Stock Exchange.

(j) Conversion Shares. The Company understands and acknowledges that its obligations to issue all shares of Common Stock issuable upon conversion of all or any portion of the Notes (the “Conversion Shares”) pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of Company; when issued upon conversion of a Note in accordance with the terms of such Note, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free of all preemptive or similar rights and free and clear of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance of any kind (other than as may be granted by each Buyer).

(k) No Other Buyer Representations or Warranties. The Company acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Section 4, neither the Buyers nor any other Person, makes any express or implied representation or warranty with respect to each Buyer, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Section 4, neither the Buyers nor any of its Affiliates shall have any liability to the Company or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by each Buyer or its Affiliates to the Company or its Affiliates or representatives in the course the negotiation of this Agreement or the Registration Rights Agreement or in the course of the transactions contemplated by this Agreement or the Registration Rights Agreement.

6. COVENANTS.

(a) Legends.

(i) The book-entry accounts maintained by the Company’s transfer agent representing the Purchased Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

NEITHER THE ISSUANCE NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

(ii) At the request of a holder of the Purchased Shares or Conversion Shares, upon receipt of customary representations and opinions (to the extent reasonably required by the Company or the Company’s transfer agent), the legend set forth in Section 6(a)(i) above shall be removed from the applicable Purchased Shares or Conversion Shares on the book-entry accounts maintained by the Company’s transfer agent representing the Purchased Shares or Conversion Shares if such legend is not required in order to establish compliance with any provisions of the Securities Act.

(b) NYSE Listing. Promptly following the execution of this Agreement, the Company shall apply to cause the Purchased Shares and the Conversion Shares to be approved for listing on the New York Stock Exchange. The Company shall use its commercially reasonable efforts to cause the Purchased Shares to be approved for listing on the New York Stock Exchange as promptly as practicable after the date of this Agreement.

(c) Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax incurred in connection with the issuance of the Purchased Shares pursuant to this Agreement.

(d) Reservation of Shares. From and after the date of this Agreement, the Company will reserve shares of Common Stock from its authorized and unissued shares of Common Stock in such amount as may then be required to provide for all issuances of shares of Common Stock under the Purchased Notes (the “Share Reserve”). The Company shall require its transfer agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of the holder(s) of the Purchased Notes and to issue the corresponding shares of Common Stock to each such holder promptly upon such holder’s delivery of a conversion notice under a Purchased Note in accordance with the terms thereof.

7.	MISCELLANEOUS.

(a) Specific Performance. The parties hereto agree that irreparable damage could occur and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) Governing Law; Jurisdiction; Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH

PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or electronic (e.g., DocuSign) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, .pdf or electronic signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) Entire Agreement; Amendment and Waiver. This Agreement, the Registration Rights Agreement, the Purchased Notes and the Credit Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Attention: General Counsel

Email:       roger.byrd@kodak.com

with a copy (for informational purposes only) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Neal McKnight

Email:       McKnightN@sullcrom.com

If to the Buyers:

Kennedy Lewis Capital Partners Master Fund LP

Kennedy Lewis Capital Partners Master Fund II LP

111 West 33rd Street, 19th Floor

New York, New York 10001

Attention: Anthony Pasqua

Email: anthony.pasqua@klimllc.com>

with a copy (for informational purposes only) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention:    Daniel Fisher

Email:         dfisher@akingump.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(h)    Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, and permitted assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of other party; provided that each Buyer may assign its rights hereunder to its Affiliate(s).

(i)    No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors, heirs and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)    Survival. Except in the case of intentional and actual fraud, the representations and warranties of the parties contained in Section 4 and Section 5 hereof shall not survive, and shall terminate automatically as of, the Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any party or any of their respective representatives. The covenants and agreements of the parties set forth in Section 6 and this Section 7 shall survive the Closing in accordance with their terms.

(k)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Interpretation.

(i) When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(ii) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii) The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(iv) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(v) Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(vi) Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(vii) As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(viii) As used in this Agreement, “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person as of the date which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, “control,” when used with respect to any Person, has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Buyers have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY

EASTMAN KODAK COMPANY

By:	/s/ David E. Bullwinkle
Name: David E. Bullwinkle
Title: Chief Financial Officer and Senior Vice President

[Signature Page to Securities Purchase Agreement]

BUYER

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND LP

By:	/s/ Anthony Pasqua
Name: Anthony Pasqua
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

BUYER

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND II LP

By:	/s/ Anthony Pasqua
Name: Anthony Pasqua
Title: Authorized Signatory